Exhibit (n)(1)

Jorden Burt  LLP
1025 Thomas Jefferson Street, N.W.                   Brickell Avenue, Suite 500
Suite 400 East                                       Miami, Florida 33131-2803
Washington, D.C. 20007-5208                          (305) 371-2600
(202) 965-8100                                       Telecopier:  (305) 372-9928
Telecopier:  (202) 965-8104

                                                     175 Powder Forest Drive
                                                     Suite 201
                                                     Simsbury, CT  06089-9668
                                                     (860) 392-5000
                                                     Telecopier:
                                                     (860) 392-5058
                                                     HTTP://www.jordenusa.com

April 30, 2004

Great-West Life & Annuity Insurance Company
8515 East Orchard Road
Greenwood Village, Colorado   80111

     Re:  COLI VUL-2 Series Account
          Post-Effective Amendment No. 10 to Registration Statement on Form N-6 File Nos. 333-70963 and 811-09201

Ladies and Gentlemen:

        We have acted as counsel to Great-West Life & Annuity Insurance Company, a Colorado corporation, regarding the federal securities laws applicable to the issuance and sale of the policies described in the above-referenced registration statement. We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of the above-referenced registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                  Very truly yours,
                                                  /s/Jorden Burt LLP
                                                  Jorden Burt LLP